UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Hampden Bancorp, Inc.

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October 1, 2007

To the Shareholders of Hampden Bancorp, Inc.

      You are cordially invited to attend the Annual Meeting of shareholders of Hampden Bancorp, Inc. to be held on Thursday, November 1, 2007, at 10:00 a.m. Eastern Time, at the Sheraton Springfield Monarch Place Hotel, Springfield, MA 01144.

      At the Annual Meeting, you will be asked to: (i) elect five directors, each to serve for a three-year term, (ii) ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the year ending June 30, 2008 and (iii) transact such other business as may properly come before the Annual Meeting or any adjournments.

      The Board of Directors unanimously recommends that you vote FOR the proposals listed above. We encourage you to read the accompanying Proxy Statement, which provides information about Hampden Bancorp, Inc. and the election of directors to be considered at the Annual Meeting.

      It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to sign and date the enclosed proxy card and return it in the enclosed envelope. Returning a proxy card will not deprive you of your right to attend the Annual Meeting and vote your shares in person. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,

Thomas R. Burton
President and Chief Executive Officer

HAMPDEN BANCORP, INC. 19 Harrison Ave. Springfield, MA 01102 (413) 736-1812

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 1, 2007

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hampden Bancorp, Inc. will be held on Thursday, November 1, 2007, at 10:00 a.m. Eastern Time, at the Sheraton Springfield Monarch Place Hotel, Springfield, MA 01144 for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect five directors to serve for a term of three years;

2.

To ratify the appointment by the Board of Directors of Hampden Bancorp of Wolf & Company, P.C. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2008; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments of the meeting.

Shareholders of record at the close of business on September 17, 2007 are entitled to notice of and to vote at the Annual Meeting and at any adjournments of the meeting.

By Order of the Board of Directors

Thomas R. Burton
President and Chief Executive Officer

Springfield, MA
October 1, 2007

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT IN PERSON, YOU ARE URGED TO VOTE YOUR COMMON SHARES VIA MAIL BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

HAMPDEN BANCORP, INC. 19 Harrison Ave. Springfield, MA 01102

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS November 1, 2007

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

      This Proxy Statement, which is first being mailed on or about October 1, 2007, is furnished to shareholders of Hampden Bancorp, Inc. (the "Company" or "Hampden Bancorp") in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the 2007 Annual Meeting of Shareholders (the "Annual Meeting") and any adjournments of the Annual Meeting. The Annual Meeting will be held at the Sheraton Springfield Monarch Place Hotel, Springfield, MA 01144, on November 1, 2007 at 10:00 a.m. Eastern Time.

      The Annual Meeting has been called for the following purposes: (i) to elect five directors for a three-year term (Proposal 1); (ii) to ratify the appointment by the Board of Directors of Hampden Bancorp of Wolf & Company, P.C. as our independent registered public accounting firm for the year ending June 30, 2008 (Proposal 2); and (iii) to transact such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting. Except for procedural matters, the Board of Directors is not aware of any other matters that will be presented at the Annual Meeting or any adjournments of the Annual Meeting.

      The proxies solicited hereby, if properly executed and returned to us and not revoked prior to their use, will be voted in accordance with the instructions contained therein by the persons named in the proxy, who have been duly appointed by the Board of Directors to vote such proxies. Unless contrary instructions are given, each proxy will be voted FOR the election of the nominees of the Board of Directors and FOR ratification of the appointment of Hampden Bancorp's independent registered public accounting firm. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting of Shareholders that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the person appointed to vote the proxies will vote the shares represented by the proxies on such matters as determined by a majority of our Board of Directors.

      Any shareholder giving a proxy has the power to revoke it any time before it is exercised by (i) delivering to the Treasurer of the Company (Robert Massey, SVP and Treasurer, Hampden Bancorp, Inc., 19 Harrison Ave, Springfield, MA, 01102) written revocation of the proxy, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournments of the Annual Meeting and will not be used for any other meeting.

      The securities which can be voted at the Annual Meeting consist of shares of our common stock, par value $0.01 per share (the "Common Stock"), with each share entitling its owner to one vote on each matter presented. The close of business on September 17, 2007 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The number of shares of Common Stock issued and outstanding on September 17, 2007 was 7,949,879. Shareholders' votes will be tabulated by the person appointed by the Board of Directors to act as inspector of election of the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Under our Bylaws, directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election. Unless otherwise required by Delaware law, applicable rules and regulations or our Certificate of Incorporation or Bylaws, any other matter put to a shareholder vote will be decided by the affirmative vote of a majority of the shares, represented either in person or by proxy, and entitled to vote at the Annual Meeting.

      Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be

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counted as a vote cast or be entitled to vote on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting, however, abstentions will be counted in determining the number of shares represented in connection with any matter presented at the Annual Meeting.

      We will pay the cost of soliciting proxies for the Annual Meeting. In addition to using the mail, Hampden Bancorp's directors, officers and employees may also solicit proxies personally or by fax. We will not pay additional compensation to its directors, officers or employees for these activities. We also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners of those shares and will reimburse these holders for the reasonable expenses they incur for these efforts.

      Voting. If your Common Stock is held by a broker, bank or other nominee (i.e., in "street name"), you should receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock:

*	by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or

*	by attending the Annual Meeting and voting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

Vote by Mail. You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

      Householding of Annual Disclosure Documents. Only one copy of this Proxy Statement and our 2007 Annual Report is being sent to an address shared by more than one shareholder. This practice, known as "householding," is designed to reduce our printing and mailing costs. If any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our 2007 Annual Report, he or she may contact the Company's Treasurer at Hampden Bancorp, Inc., Attn: Robert Massey, SVP and Treasurer, 19 Harrison Ave., Springfield, MA 01102. Any such shareholder may also contact the Treasurer using the above contact information if he or she would like to receive separate Proxy Statements and Annual Reports in the future. If you are receiving multiple copies of Proxy Statements and Annual Reports, you may request householding in the future by contacting the Treasurer using the above contact information.

      Participants in Hampden Bank Employee Stock Ownership Plan. If you participate in the Hampden Bank Employee Stock Ownership Plan (the "ESOP"), you will receive vote authorization materials for each plan that will reflect all the shares that you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of Common Stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Hampden Bancorp Common Stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the ESOP trustee is October 22, 2007.

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ELECTION OF DIRECTORS
(Proposal 1)

      On July 31, 2007, the Board of Directors nominated Thomas R. Burton, Francis V. Grimaldi, Linda Silva Thompson, Eddie Wright and Arlene Putnam for election at the Annual Meeting. The Board of Directors currently consists of 14 members, classified into three classes as follows: Thomas V. Foley, Stanley Kowalski, Jr., Mary Ellen Scott, Richard D. Suski and Stuart F. Young, Jr. constitute a class with a term ending in 2008 (the "Class I directors"); Donald R. Dupre, Judith E. Kennedy, Richard J. Kos, and Kathleen O'Brien Moore constitute a class with a term ending in 2009 (the "Class II directors"); and Thomas R. Burton, Francis V. Grimaldi, Linda Silva Thompson, James L. Shriver and Eddie Wright constitute a class with a term which expires at the upcoming Annual Meeting (the "Class III directors"). At each Annual Meeting of Shareholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

      The Board of Directors has voted (i) to set the size of the Board of Directors at 14 members and (ii) to nominate Thomas R. Burton, Francis V. Grimaldi, Linda Silva Thompson, Eddie Wright and Arlene Putnam for election at the Annual Meeting for a term of three years to serve until the 2010 Annual Meeting of Shareholders, and until their respective successors are elected and qualified. Arlene Putnam has been nominated by the Board to stand for election at the 2007 Annual Meeting to replace James L. Shriver, who is retiring effective November 1, 2007. The Class I directors (Thomas V. Foley, Stanley Kowalski, Jr., Mary Ellen Scott, Richard D. Suski and Stuart F. Young, Jr.) and the Class II directors (Donald R. Dupre, Judith E. Kennedy, Richard J. Kos, and Kathleen O'Brien Moore) will serve until the Annual Meetings of Shareholders to be held in 2008 and 2009, respectively, and until their respective successors have been elected and qualified.

      Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Thomas R. Burton, Francis V. Grimaldi, Linda Silva Thompson, Eddie Wright and Arlene Putnam. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his or her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

      The Board Of Directors Recommends The Election Of Thomas R. Burton, Francis V. Grimaldi, Linda Silva Thompson, Eddie Wright And Arlene Putnam As Directors, And Proxies Solicited By The Board Will Be Voted In Favor Thereof Unless A Shareholder Has Indicated Otherwise On The Proxy.

Information as to Nominees and Other Directors

      The following table lists our Board of Directors' nominees for election as directors and our current directors. Also in the table is each person's age as of June 30, 2007, the periods during which that person has served as one of our directors, and positions currently held with us.

Director Nominees for a Three-Year Term:	Age at June 30, 2007	Director Since	Expiration of Term	Position

Thomas R. Burton	60	1994	2007	President, Chief Executive Officer and Director
Francis V. Grimaldi	80	1992	2007	Director
Linda Silva Thompson	47	2005	2007	Director
Eddie Wright	79	1986	2007	Director
Arlene Putnam	60			Director

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Continuing Directors:

Thomas V. Foley	72	1990	2008	Director
Stanley Kowalski, Jr.	66	1995	2008	Director
Mary Ellen Scott	63	2000	2008	Director
Richard D. Suski	66	2007	2008	Director
Stuart F. Young, Jr.	57	1986	2008	Chairman of the Board of Directors
Donald R. Dupre	79	1990	2009	Secretary of Hampden Bancorp, Director
Judith E. Kennedy	69	1977	2009	Director
Richard J. Kos	54	2005	2009	Director
Kathleen O'Brien Moore	53	2002	2009	Director

Biographical Information

Provided below is a brief description of the principal occupation for the past five years of each of our director nominees and continuing directors.

Thomas R. Burton, CPA has served as the President and Chief Executive Officer of Hampden Bancorp and its predecessors since 1994. Prior to that, he was a managing partner at KPMG Peat Marwick.

Francis V. Grimaldi, CPA has been retired since 1992. He served as the treasurer of Hampden Savings Bank from 1984 to 1992.

Linda Silva Thompson has served as a managing partner of Mitchell, Myhre & Silva Realty, Inc. since June 1985. She was also an economic development consultant to the Pioneer Valley Planning Commission from May 2002 to July 2004.

Eddie Wright has served as the owner of Wright Ins. Agency from July 2001 through June 2007.

Arlene Putnam has served as the General Manager and Vice President of Operations of the Eastfield Mall in Springfield, MA and the Eastern Hills Mall in Buffalo, N.Y since 1998.

Thomas V. Foley has been retired since June 2004. Prior to that, he was a supervising customer service engineer for Holyoke Gas & Electric from January 2002 to June 2004. Prior to that, he served as a manager at Holyoke Water Power Company.

Stanley Kowalski, Jr., PhD is a consultant. Prior to that he was a member of the faculty of the School of Business of Western New England College. He served as the Dean of the School of Business of Western New England College from July 1979 to June 2006.

Mary Ellen Scott has served as the president of United Personnel Mgmt. Co., Inc. since 1984 and the president of United Personnel Services, Inc. since 1987.

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Richard D. Suski, CPA, is a consultant. Prior to that, he was Audit Partner-in-Charge of Financial Institutions of the Hartford office of KPMG LLP. In addition, after leaving KPMG LLP he served on the board of directors of First Federal Savings-East Hartford and the Savings Bank of Manchester.

Stuart F. Young, Jr. has served as the Director of Fiscal Services at the Shriners Hospital for Children in Springfield, Massachusetts since July 1994. Chairman of the Board of Directors since February 2005.

Donald R. Dupré, CPA, Esq. has been retired since 1999. He was a managing partner at KPMG Peat Marwick. He has served as the Secretary of Hampden Bancorp and its predecessors since 1990.

Judith E. Kennedy has been retired since March 2005. Prior to that, she was a Literacy Fellow at the New York Institute for Special Education from July 2002 to March 2005. Prior to that, she served as a Principal for the Springfield public school system.

Richard J. Kos, Esq. has been an attorney at the firm of Egan, Flanagan and Cohen, PC since January 2004. Prior to that, he was Mayor of the City of Chicopee, Massachusetts from July 1997 to January 2004.

Kathleen O'Brien Moore has served as Treasurer of the Town of West Springfield, Massachusetts since 1994.

CORPORATE GOVERNANCE

Meetings

      During fiscal 2007, our Board of Directors (the "Board") held five meetings. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served.

Independent Directors

      The Board of Directors has determined that all of the members of the Board other than Mr. Burton are "independent directors" under Rule 4200 of the NASDAQ Stock Market. The Board of Directors based these determinations primarily on the review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships. Mr. Burton is not considered independent because he is an executive officer of Hampden Bancorp, Inc.

Audit Committee

      The Audit Committee oversees our financial reporting process, the system of internal financial and accounting controls, the audit process and compliance with applicable laws and regulations. The Audit Committee reviews our annual audited consolidated financial statements, including management's discussion and analysis and regulatory examination findings. The Audit Committee recommends the appointment of independent auditors. The members of the Audit Committee are Messrs. Shriver (Chairman), Kos, Suski, and Ms. Kennedy. During the fiscal year ended June 30, 2007, the Audit Committee held four meetings. As of the date of this Proxy Statement, each of the Audit Committee members is an "independent director" under Rule 4200 of the NASDAQ Stock Market. In addition, the Board has determined that Messrs. Shriver and Suski are "audit committee financial experts" as defined under the rules of the Securities and Exchange Commission, (the "SEC"). The Audit Committee charter is posted on our website at www.hampdenbank.com.

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Compensation Committee

      The Compensation Committee reviews and makes determinations as to employee and executive officer compensation. The Compensation Committee also recommends long-term incentive plan awards. The members of the Compensation Committee are Mr. Young, Ms. Scott, and Dr. Kowalski. During the fiscal year ended June 30, 2007, the Compensation Committee held two meetings. As of the date of this Proxy Statement, each of the Compensation Committee members is an "independent director" under Rule 4200 of the NASDAQ Stock Market. Annually, our Board of Directors prepares the Chief Executive Officer's (the "CEO") performance appraisal and goals. The Compensation Committee recommends the compensation for the CEO to the full Board of Directors for approval. Performance appraisals and goals for the executives and direct reports to the CEO are completed by the CEO and reviewed by the Compensation Committee. The CEO presents recommendations for compensation for the executives and direct reports to the CEO to the Compensation Committee, which is provided for approval by the full Board of Directors. We use an outside consultant, Thomas Warren of Thomas Warren & Associates, Inc. to assist in the evaluation. The Compensation Committee charter is posted on our website at www.hampdenbank.com.

Governance and Nominating Committee

      The Board of Directors has appointed a Governance and Nominating Committee that has overall responsibility for recommending corporate governance processes and board operations for the Company. The Governance and Nominating Committee also has responsibility for recommending nominees for election to the Board of Directors. The members of the Governance and Nominating Committee are Ms. O'Brien Moore, Dr. Kowalski, and Mr. Kos. During fiscal 2007, the Governance and Nominating Committee held two meetings. In addition, under our present Bylaws, shareholders eligible to vote at the Annual Meeting may make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of Hampden Bancorp. See "-Director Nominations." As of the date of this Proxy Statement, each of the Governance and Nominating Committee members is an "independent director" under Rule 4200 of the NASDAQ Stock Market. The Governance and Nominating Committee periodically reviews the Board of Directors' compensation and makes recommendations, when appropriate. The Governance and Nominating Committee charter is posted on our website at www.hampdenbank.com

Director Nominations

      Nominations by shareholders of persons for election to the Board of Directors must be made pursuant to timely notice in writing to our Secretary. To be timely, a shareholder's notice shall be delivered or mailed to and received at our principal executive offices not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth: (1) as to each person whom such shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (2) as to the shareholder giving the notice (x) the name and address, as they appear on the Company's books, of such shareholder and (y) the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder.

      The Governance and Nominating Committee considers candidates for director who are recommended by its members, by other Board members, by shareholders and by management. The Governance and Nominating Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Governance and Nominating Committee considers all aspects of a candidate's qualifications in the context of our needs at that point in time with a view to creating a Board with a diversity of experience and perspectives. Among the qualifications, qualities and skills of a candidate considered important by the Governance and Nominating Committee are a commitment to representing the long-term interests of the shareholders; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics, integrity and values; practical wisdom and sound judgment; and business and professional experience in fields such as finance and accounting.

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Shareholder Communications to the Board

We encourage shareholder communications to the Board of Directors and/or individual directors. Shareholders who want to communicate with the Board of Directors or any single director can write to:

Hampden Bancorp, Inc. Chairman of the Board of Directors 19 Harrison Ave. Springfield, MA 01102

All communications received (except for communications that are primarily commercial in nature or relate to an improper or irrelevant topic) will be forwarded to the full Board.

Director Attendance at Annual Meetings

Our Board has adopted a policy under which each member of the Board is strongly encouraged to attend each annual meeting of our shareholders.

The Board of Directors recommends that shareholders vote FOR the election of all of its director nominees.

EXECUTIVE COMPENSATION

Executive Officers of Hampden Bancorp, Inc.

The following table sets forth certain information regarding the executive officers of Hampden Bancorp as of June 30, 2007.

Name	Age as of June 30, 2007	Position

Thomas R. Burton	60	President, Chief Executive Officer and Director

Glenn S. Welch	45	Executive Vice President

Robert A. Massey	56	Senior Vice President and Treasurer

William D. Marsh	57	Senior Vice President and Division Executive for
		Retail Banking and Financial Services

Robert J. Michel	55	Senior Vice President and Division Executive for
		Retail and Mortgage Lending

      Provided below is a brief description of the principal occupation for the past five years of each of Hampden Bank's executive officers other than Mr. Burton. For information regarding Mr. Burton, see "Election of Directors-Biographical Information."

      Glenn S. Welch has served as Hampden Bank's Executive Vice President since 2006. Prior to that, he served as Hampden Bank's Senior Vice President and Division Executive for Business Banking since June 2002.

Robert A. Massey has served as Hampden Bank's Senior Vice President and Treasurer (principal accounting and financial officer) since 1991.

William D. Marsh has served as Hampden Bank's Senior Vice President and Division Executive for Retail Banking and Financial Services since 2001.

Robert J. Michel has served as Hampden Bank's Senior Vice President and Division Executive for Retail and Mortgage Lending since 1974.

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Compensation Discussion And Analysis

Overview

      Our Board of Directors, through our Compensation Committee, is responsible for establishing and administering our executive compensation program. The Compensation Committee, consisting of Stuart Young, Stanley Kowalski, Jr., and Mary Ellen Scott, in accordance with the Compensation Committee charter, annually reviews the executive compensation program and recommends to the Board for its approval appropriate modifications to the senior executive compensation packages, including specific amounts and types of compensation used. Each member of the Compensation Committee is independent. The Compensation Committee reviews the charter at least annually to ensure that the scope of the charter is consistent with the Compensation Committee's expected role. Under the charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program.

Our executive compensation program is designed to:

*	Attract, motivate and retain key executive officers; and

*	Focus the executives' efforts on the Company's primary goals and objectives, which are intended to promote long-term business success and increased shareholder value.

      We believe that an effective compensation program should create a strong link between an executive's total earnings opportunity and our short-term and long-term performance, which is established by basing a portion of compensation on the achievement of predetermined financial targets and operational goals and retirement plans to meet its objectives. Levels of individual compensation vary based on each officer's experience, responsibility for implementing and advancing the Company's business strategies.

      In addition to a competitive base salary to attract and retain talented executives, we have established an annual cash incentive plan to reward the executive management team for attaining specific goals and objectives designed to align the executive with our strategic goals. We also plan on offering equity-based compensation that encourages the executive officers to focus on maximizing shareholder wealth long-term and allows them to participate in our growth and financial success. Our ability to introduce equity awards to our compensation will depend on shareholder approval of an equity compensation plan and compliance with applicable regulatory guidelines relative to such plan. We believe that a retirement plan for our executive officers is an important part of the total compensation package and provides a mechanism for attracting and retaining superior executives in these key positions.

Compensation Committee

      The Compensation Committee is responsible for administering our executive compensation program. In conjunction with management and the Board of Directors, the Compensation Committee develops our compensation plans. Relying on these plans, the Compensation Committee determines the annual compensation of the named executive officers. The Committee reviews recommendations from the CEO regarding compensation of the named executive officers and recommends final compensation packages to the full Board for final approval.

      The Compensation Committee uses its own criteria, coupled with a peer comparison based on similar companies, to establish the CEO's and other executive officer's base salary. A peer comparison compiled by an independent outside consultant is used to determine the compensation of all other employees. The above process is repeated for determining a fair compensation for all members of the Board of Directors and their committees. The Compensation Committee employs an outside compensation consultant, Thomas Warren of Thomas Warren & Associates, Inc., Sherborn, Massachusetts, to assist in the evaluation. The Compensation Committee maintains the authority to approve fees and other retention terms with respect to such compensation consultant.

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Management

      The CEO annually presents to the Committee, for their review and approval, his self-evaluation and an assessment of other executive officers, including each individual's accomplishments, and individual and corporate performance relative to the approved incentive plan. The Committee has discretion to adjust the CEO's recommendations, but generally has approved his recommendations for executive officers.

Tax and Accounting Considerations

      In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

      We attempt to maximize the tax benefits related to compensation expense, however, tax considerations are not a compelling factor in determining compensation. The Compensation Committee intends all compensation to be compliant under Rule 162(m) of the Internal Revenue Code to permit the Company to realize tax benefits of all compensation paid to the named executive officers; however, none of the officers currently receive compensation close to the $1,000,000 threshold. Additionally, employment agreements with executives provide for the reduction of payments in the event of a change in control should such payments constitute "excess parachute payments" under Section 280G of the Internal Revenue Code.

Elements of Compensation

The compensation package for executive officers is comprised of three main components: Base Salary, Incentive Plan, and Retirement Benefits.

      Base salaries are intended to be competitive relative to similar positions at companies of comparable size in our business so that we may attract and retain high quality employees. The Compensation Committee has the discretion to adjust salaries based on skill level of the executive. The Compensation Committee has not established a targeted percentile relative to similarly sized financial institutions for base salary or for overall compensation. In 2007, the Compensation Committee reviewed the survey data provided and determined that salary levels and total compensation were competitive.

      We have adopted an annual incentive plan that provides for a variable cash payment opportunity based on individual and Company performance. The bonus plan compensates executives for obtaining short-term goals and objectives, which the Compensation Committee designs to promote long-term growth and enhanced shareholder value. The Compensation Committee selects objective criteria, primarily financial results, at the beginning of the year based on our profit plan targets and also subjective criteria, often based on our specific business goals for the year. For 2007, the objective and financial performance criteria included:

*	Net income and earnings per share;

*	Deposit growth;

*	Loan quality (measured by delinquency rates);

*	Loan production; and

*	Satisfactory regulatory compliance.

      In 2007, the Compensation Committee reviewed the current compensation packages of the named executives in the context of the year's performance and determined the appropriate incentive amount based on the established performance criteria under the incentive plan. The Compensation Committee analyzed the entire compensation package, including perquisites, health, medical and life benefits, retirement benefits, valuation of equity compensation and the cost of each to the Company.

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Retirement Benefits

      Retirement benefits have become an important element of a competitive compensation program for attracting senior executives, especially in the financial services industry. Prior to our conversion to stock ownership, we froze our defined benefit pension plan as of November 1, 2006 and have voted to terminate the plan and distribute out the vested benefits, which is expected to occur in the first or second quarter of 2008. Our executive compensation program currently includes (i) a 401(k) plan which enables our employees to supplement their retirement savings with elective deferral contributions with matching contributions by us at specific levels, and (ii) an employee stock ownership plan that allows participants to accumulate retirement benefits in employer stock at no cost to the participant. Also, all of our named executive officers have Executive Salary Continuation Arrangements, or ESCAs. The ESCAs provide a benefit based on years of service and final average compensation. See "-Pension Benefits" and "-Executive Salary Continuation Arrangements." We have also entered into split dollar life insurance arrangements with Messrs. Burton and Michel, which provide for a death benefit. Such arrangements include a provision that a portion of the premium obligation is funded or forgiven if such persons remain an employee of Hampden Bank in good standing until a designated retirement date. See "-Split Dollar/Salary Continuation Plans" below.

Stock-Based Incentive Plan

      We intend to implement a stock-based incentive plan no earlier than one year after the conversion that will provide for grants of stock options and restricted stock. We expect that, following our implementation of an equity compensation program, our Compensation Committee's grant-making process will be independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or the stock option exercise prices. Similarly, we expect that the release of material nonpublic information will never be timed with the purpose or intent to affect the value of executive compensation.

      The equity compensation program will comply with all applicable Massachusetts Commissioner of Banks and FDIC regulations. We will submit the equity incentive plan to shareholders for their approval, at which time we will provide shareholders with detailed information about the plan. If the plan is implemented more than one year after the conversion, the plan must be approved by a majority of the total votes cast.

Employment Agreements

      We have entered into employment agreements with each of Messrs. Burton and Welch (the "Executive" or "Executives"). Our continued success depends to a significant degree on the skills and competence of these officers, and the employment agreements are intended to ensure that we maintain a stable and competent management base. Under the agreements, which have essentially identical provisions, Hampden Bancorp will make any payments not made by Hampden Bank under its agreement with the executives, but the executives will not have duplicative payments.

      The initial term of the agreements with both Mr. Burton and Mr. Welch is three years. In each case, the term automatically extends at the conclusion of the initial term for a successive term of three years, unless notice not to renew is given by either party, or unless the agreement is earlier terminated by the parties. Following termination of the Executive's employment, the Executive must adhere to non-competition and non-solicitation restrictions for one year. The employment agreements provide that each Executive's base salary will be reviewed annually. The base salaries that are effective for such employment agreements for Messrs. Burton and Welch are $265,000 and $160,000, respectively. In addition to the base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to Executive personnel. The employment agreements provide for termination by Hampden Bank or Hampden Bancorp for "cause," as defined in the employment agreement, at any time. If Hampden Bank or Hampden Bancorp chooses to terminate an Executive's employment without "cause," or if an Executive resigns from Hampden Bank or Hampden Bancorp with "good reason" as defined in the employment agreement, the Executive will receive an amount equal to the remaining base salary payments due to the Executive for the remaining term of the employment agreement, the benefits that he would have received under any retirement programs in which he participated for the remaining term of the employment agreement, and the right to continue to participate in any benefit plans of Hampden Bank that provide life insurance for the remaining term of the employment agreement. In addition, Hampden Bank and/or Hampden Bancorp would also continue and/or pay for the executive's health and dental coverage for 18 months or at such earlier date as the Executive becomes eligible for coverage under another employer's group coverage. The

10

agreement with Mr. Burton also provides him with a disability benefit equal to 100% of the Executive's bi-weekly rate of base salary as of his termination date. Disability payments are reduced by any disability benefits paid to Mr. Burton under any policy or program maintained by Hampden Bank and/or Hampden Bancorp. Mr. Burton will cease to receive disability payments upon the earlier of: (1) the date an Executive returns to full-time employment; (2) the death of the Executive; (3) Executive's attainment of age 65; or (4) the expiration of the Executive's employment agreement.

      The agreements also provide certain termination and change in control benefits and payments described below in "-Potential Payments On Termination or Change In Control." Under the employment agreements, in the event of a change in ownership or control within the meaning of section 409A of the Internal Revenue Code, if the Executives are offered employment with Hampden Bank or its successor that is comparable in terms of compensation and responsibilities, and the Executives stay for six months after the change in ownership or control is completed, the executives shall receive a lump sum payment in the amount of three months base salary. In addition, under the agreements, if within the period ending two years after a change in control (defined in the agreements), Hampden Bank or Hampden Bancorp terminates the Executive without "cause" or the Executive resigns with "good reason", Mr. Burton would be entitled to a severance payment equal to three times the average of his annual compensation for the five preceding taxable years and Mr. Welch would be entitled to a severance payment equal to two times the average of his annual compensation for the five preceding taxable years. Hampden Bank and/or Hampden Bancorp would also continue and/or pay for the Executive's health and dental coverage for 18 months or at such earlier date as the Executive becomes eligible for coverage under another employer's group coverage. Mr. Burton further would continue to participate in any benefit plans that provided life insurance and would receive the benefits he would have received under any retirement programs in which he participated for 36 months following his termination of employment (other than where prohibited by express plan terms, or by applicable law). Mr. Welch would continue to participate in any benefit plans that provided life insurance and would receive the benefits he would have received under any retirement programs in which he participated in for 24 months following his termination of employment. Under the terms of the employment agreements, if the severance and other benefits provided for in the agreements or otherwise payable to the executive (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code and (ii) would be subject to the excise tax imposed by Section 4999 of the Code, then the executive's severance benefits will be either: (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code.

Change in Control Agreements

      We have entered into change in control agreements with Messrs. Massey, Marsh and Michel. Each change in control agreement has a two-year term, which the Board of Directors of Hampden Bank may extend for an additional year. Under the agreements, in the event of a change in ownership or control within the meaning of section 409A(a)(2)(A)(v) of the Internal Revenue Code, if the employee covered by the agreement is offered employment with Hampden Bank or its successor that is comparable in terms of compensation and responsibilities, and the employee stays for six months after the change in ownership or control is completed, the employee shall receive a lump sum payment in the amount of three months base salary. If, within a period ending two years after a change in control (defined in the agreement), Hampden Bank or Hampden Bancorp or their successors terminates the employment of an individual who has entered into a change in control agreement without "cause" (defined in the agreement), or if the individual voluntarily resigns with "good reason" (defined in the agreement), the individual will receive a severance payment under the agreements equal to one times the individual's average annual compensation for the five most recent taxable years, except for Mr. Michel, who will receive a severance payment under his agreement equal to two times his average annual compensation for the five most recent taxable years. Hampden Bank will also continue health, dental and disability benefit coverage for 18 months following termination of employment. The agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G of the Internal Revenue Code, which provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control.

11

Split Dollar/Salary Continuation Plans

      We have entered into split-dollar life insurance agreements with Messrs. Burton and Michel under which we advance premiums to fund life insurance policies that are owned by the executive. The policies are collaterally assigned to Hampden Bank to secure the repayment of premiums upon termination of employment. At the time that it entered into the split dollar agreements, Hampden Bank also entered into salary continuation agreements with each of Messrs. Burton and Michel under which a portion of the premium obligation is funded or forgiven if the executive remains an employee of Hampden Bank in good standing until a designated retirement date or is terminated in connection with a change in control. Provided that Messrs. Burton and Michel remain employed by Hampden Bank until March 14, 2012, in the case of Mr. Burton, and April 5, 2014 in the case of Mr. Michel, each is provided a lump sum payment under his salary continuation agreement. The lump sum benefits under the salary continuation agreements are $746,000 for Mr. Burton, and $409,000 for Mr. Michel.

Executive Salary Continuation Arrangements

      We have entered into non-qualified deferred compensation agreements (referred to as "Executive Salary Continuation Agreements") with Messrs. Burton, Michel, Marsh, Massey, and Welch for the purpose of supplementing retirement benefits provided under the Bank's Pension Plan. Benefits are expressed as a life annuity with annual payments of $30,000, except for Mr. Burton, whose benefits are expressed as a life annuity with annual payments of $95,000, and Mr. Welch, whose benefits are expressed as a life annuity with annual payments of $60,000. Benefits under these agreements may be funded under a "rabbi" trust. The agreements provide that the executives will receive a monthly supplemental retirement income benefit until the death of the executive following retirement at or after age 65, except for Mr. Michel, which is at or after age 62. In the event an executive dies prior to retirement, a pre-retirement death benefit is paid to his beneficiary. The agreements also provide for a benefit in the event an executive terminates service with Hampden Bank, voluntarily or involuntarily, prior to attaining retirement age for reasons other than cause (as defined in the agreements), including a change in control. Under these circumstances, the executive will receive a monthly annuity based on his account balance as of his termination date. If an executive's service with us is terminated due to a disability before he attains age 65, the executive will immediately receive the retirement as if he had reached retirement age. We will make any necessary amendments to these arrangements prior to December 31, 2007, in order to ensure the agreements comply with the requirements of Section 409A of the Internal Revenue Code and the regulations and other Internal Revenue Service guidance issued thereunder.

      Hampden Bank entered into a grantor or "rabbi" trust agreement with an independent trustee. The grantor trust has been established to hold assets that Hampden Bank may contribute for the purpose of making benefits payments under the ESCAs. Funds held in the trust remain at all times subject to the claims of Hampden Banks' creditors in the event of Hampden Bank's insolvency.

12

Summary Compensation Table

The following table summarizes compensation earned by our named executive officers in the last fiscal year.

Name	Year	Salary	Bonus	Change in Pension Value(1)	All Other Compensation(2)	Total
Thomas R. Burton President and Chief Executive Officer	2007	$254,000	$ -	$179,574	$37,282	$470,856
Robert A. Massey Senior Vice President and Treasurer	2007	$113,000	$ -	$ 51,197	$ 3,912	$168,109
Glenn S. Welch Executive Vice President	2007	$150,308	$ -	$ 26,614	$ 4,381	$181,303
William D. Marsh III Senior Vice President	2007	$129,000	$6,350	$ 43,718	$ 2,874	$181,942
Robert J. Michel Senior Vice President	2007	$118,000	$5,800	$ 86,943	$18,321	$229,065

(1)

This column represents the sum of the change in pension value in fiscal 2007 for each of our named executives under the Hampden Bank Savings Bank Employees Retirement Association and the Executive Salary Continuation Arrangements. See "Pension Benefits" for additional information including the present value assumptions used in calculating the benefits.

(2)

Details of the amounts reported in the "All Other Compensation" column for fiscal 2007 are provided in the table below. Amounts do not include perquisites, which did not total in the aggregate more than $10,000 for any of the named executive officers.

	Mr. Burton	Mr. Massey	Mr. Welch	Mr. Marsh	Mr. Michel
Employer contributions to 401(k) Plan	$ 8,366	$3,912	$4,381	$2,874	$ 4,321
Imputed income under split dollar agreements	$28,916	$ -	$ -	$ -	$14,000

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Nonqualified Deferred Compensation

The following table sets forth information regarding nonqualified deferred compensation earned by our named executive officers during the last fiscal year.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($) (1)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawls/ Distrbutions ($)	Accumulated Benefit at June 30, 2007 ($)
Thomas R. Burton	$ -	$131,276	$ -	$ -	$718,733
Robert A. Massey	$ -	$ 13,673	$ -	$ -	$ 41,188
Glenn S. Welch	$ -	$ 6,247	$ -	$ -	$ 13,819
William D. Marsh III	$ -	$ 17,887	$ -	$ -	$ 53,789
Robert J. Michel	$ -	$ 34,372	$ -	$ -	$175,150

(1)	Represents amounts contributed by Company for the ESCAs and the split dollar/salary continuation agreements.
(2)	All amounts representing contributions by the Company are included in the Summary Compensation Table.

Pension Benefits

The following table presents pension benefits for our named executive officers.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Thomas R. Burton	Hampden Bank Savings Bank Employees Retirement Association	13.08	$421,928	$ -
Robert A. Massey	Hampden Bank Savings Bank Employees Retirement Association	15.08	$189,533	$ -
Glenn S. Welch	Hampden Bank Savings Bank Employees Retirement Association	8.33	$ 69,277	$ -
William D. Marsh III	Hampden Bank Savings Bank Employees Retirement Association	11.08	$137,994	$ -
Robert J. Michel	Hampden Bank Savings Bank Employees Retirement Association	32.58	$320,419	$ -

(1)

The present value has been calculated assuming the named executives will remain in service until normal retirement age (65), the age at which retirement may occur without any reduction in benefits. The post-retirement mortality assumptions are based on the GAM mortality table projected five years and an interest rate of 4.85%. The accumulated benefit under the defined benefit pension plan is based on service and earnings considered by the plan for the period through June 30, 2007.

14

Benefit Plans

Pension Plan

      Prior to the conversion, we maintained the Savings Bank Employees Retirement Association, or SBERA, pension plan (the "Pension Plan") for eligible employees. Prior to the completion of the conversion on January 16, 2007, we froze the Pension Plan, effective with the close of the plan year ending November 1, 2006, at which point no further benefits would accrue to plan participants. In the third quarter of fiscal 2007, we voted to terminate the plan with final settlement, including the distribution of all plan assets, which is scheduled to be completed in the first or second quarter of fiscal 2008. A participant's benefits under the Pension Plan will not be increased for service performed or compensation paid after such date. Our Board of Directors has voted to terminate the Pension Plan subject to an IRS determination letter.

      For information relating to retirement benefits pursuant to the terms of Executive Salary Continuation Arrangements, see "Compensation Discussion and Analysis-Executive Salary Continuation Agreements."

401(k) Plan

      We sponsor the Hampden Bank SBERA 401(k) Plan, a tax-qualified defined contribution plan, for all of our employees who have satisfied the plan eligibility requirements. Employees who have attained age 21 may begin deferring compensation as of the first day of the month following the completion of twelve months of employment with Hampden Bank. The 401(k) Plan permits each participant to make pre-tax salary deferrals in an amount up to 75% of compensation. Participants in the 401(k) Plan may modify the amount contributed to the 401(k) Plan, effective on the first day of the month, by filing a new deferral agreement with the plan administrator at least 15 days prior to the effective date of the modification. We have discretion under the 401(k) Plan to make matching contributions. We contribute an amount equal to 3% of each employee's compensation for the plan year to their participation account and will make matching contributions equal to 50% of the first 2% of each participant's deferred compensation for the plan year.

Employee Stock Ownership Plan

      In connection with the conversion, Hampden Bank authorized the adoption of an employee stock ownership plan for eligible employees of Hampden Bank. Eligible employees who have attained age 21 and have been employed by us for three months at the closing date of the conversion are eligible to participate in the plan. Thereafter, new employees of Hampden Bank who have attained age 21 and completed 1,000 hours of service during a continuous 12-month period are eligible to participate in the employee stock ownership plan as of the first entry date following completion of the plan's eligibility requirements.

      Participants vest in the benefits allocated under the employee stock ownership plan at a rate of 20% per year for each year of continuous service with Hampden Bank over a five-year period. A participant will become fully vested at retirement, upon death or disability or upon termination of the employee stock ownership plan. Benefits are generally distributable over a period of time upon a participant's separation from service. Any unvested shares that are forfeited upon a participant's termination of employment will be reallocated among the remaining plan participants.

      Plan participants are entitled to direct the plan trustee on how to vote common stock credited to their accounts. The trustee will vote allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received will be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.

      The employee stock ownership plan must meet certain requirements of the Internal Revenue Code and the Employment Retirement Income Security Act of 1974, as amended. We intend to request a favorable determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan.

15

Potential Payments On Termination Or Change In Control

      The following table shows the potential payments and benefits under our compensation and benefit plans and arrangements to which named executive officers would be entitled upon termination of employment, a change in control of the Company, or a change in the executive's responsibilities. For each executive, it is assumed that the triggering event or events occurred on June 29, 2007 (which was the last business day of our most recently completed fiscal year). For information relating to our employment and change of control agreements with our named executive officers, see "Compensation Discussion and Analysis-Employment Agreements," "-Change In Control Agreements," "-Split Dollar/Salary Continuation Plans," and "-Executive Salary Continuation Arrangements."

	Thomas R. Burton	Robert A. Massey	Glenn S. Welch	William D. Marsh III	Robert J. Michel

Disability
Lump Sum - Executive Salary Continuation Arrangements	$ 362,102	$ 41,188	$ 13,819	$ 53,789	$ 61,387
Split Dollar/Salary Continuation	$ 346,992	$ -	$ -	$ -	$126,000

Death
Lump Sum - Executive Salary Continuation Arrangements	$ 362,102	$ 41,188	$ 13,819	$ 53,789	$ 61,387
Lump Sum - Life Insurance	$1,050,000	$400,000	$400,000	$400,000	$400,000
Split Dollar/Salary Continuation	$ 346,992	$ -	$ -	$ -	$126,000

Discharge Without Cause or Resignation With Good Reason - No Change In Control
Lump Sum - Executive Salary Continuation Arrangements	$ 362,102	$ 41,188	$ 13,819	$ 53,789	$ 61,387
Lump Sum - Cash Payment	$ 684,583	$ -	$413,333	$ -	$ -
Split Dollar/Salary Continuation	$ 346,992	$ -	$ -	$ -	$126,000

Discharge Without Cause or Resignation With Good Reason - Change In Control Related
Lump Sum - Executive Salary Continuation Arrangements	$ 362,102	$ 41,188	$ 13,819	$ 53,789	$ 61,387
Lump Sum - Cash Payment	$ 792,671	$113,623	$268,887	$133,238	$246,681
Health Insurance	$ 15,041	$ 15,041	$ 15,041	$ 15,041	$ 15,041
Split Dollar/Salary Continuation	$ 346,992	$ -	$ -	$ -	$126,000

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Directors' Compensation

The following table presents director compensation for the fiscal year ended June 30, 2007.

Name	Fees	Change in Pension Value and Nonqualified Deferred Compensation Earnings (1)	Total
Donald R. Dupre	$13,117	$12,478	$25,595
Thomas V. Foley	$ 8,567	$ 5,764	$14,331
Francis V. Grimaldi	$14,567	$13,335	$27,902
Judith E. Kennedy	$ 9,217	$ 6,735	$15,952
Richard J. Kos	$10,667	$ -	$10,667
Stanley Kowalski, Jr.	$14,217	$11,732	$25,949
Kathleen O'Brien Moore	$ 8,667	$ 887	$ 9,554
Mary Ellen Scott	$11,617	$10,200	$21,817
James L. Shriver	$ 9,417	$ 2,740	$12,157
Linda M. Silva Thompson	$ 8,667	$ -	$ 8,667
Eddie Wright	$ 7,767	$ 4,910	$12,677
Stuart F. Young, Jr.	$13,783	$ 1,972	$15,755

(1)

Represents contributions by the Company. Hampden Bank has entered into non-qualified supplemental retirement plans with each of its non-employee directors that pay benefits in the form of a 10-year, term certain annuity in an annual amount of up to 50% of their annual director's fees. Benefits are also paid in the case of death and disability and there is a reduced benefit that is paid in case of certain termination of service prior to retirement.

      Each of our non-employee directors of Hampden Bancorp receives $950 per meeting of the Board of Directors. In addition, each member of a committee of either Hampden Bancorp or Hampden Bank receives $550 per meeting, except that Audit Committee members will receive $650 per meeting and the chairman will receive $750 per meeting. In addition, each non-employee director receives a stipend of $550 per meeting for training.

      Non-employee directors receive an $8,000 annual retainer and the chairman receives a $10,000 annual retainer. It is anticipated that the Board of Directors of Hampden Bank and Hampden Bancorp will each meet six times a year. In the event that the Hampden Bancorp board meets immediately before or after a Hampden Bank board meeting the directors will not receive compensation with respect to the Hampden Bancorp meeting.

Compensation Committee Interlocks and Insider Participation

      The members of our Compensation Committee are Stuart Young, Stanley Kowalski, Jr. and Mary Ellen Scott. No person now serving as a member of the Compensation Committee is a current or former officer or employee of Hampden Bancorp or Hampden Bank or engaged in certain transactions with Hampden Bancorp or Hampden Bank that are required to be disclosed by SEC regulations. Additionally, there are no compensation committee "interlocks," which generally means that no executive officer of Hampden Bancorp or Hampden Bank served as a director or member of the compensation committee of another entity, one of whose executive officers serves as a director or member of the Compensation Committee.

17

Compensation Committee Report

The Compensation Committee of Hampden Bancorp, Inc. has reviewed and discussed the Compensation Discussion & Analysis with management.

      Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007, or in this Proxy Statement.

      The above report of the Compensation Committee does not constitute "soliciting material" and should not be deemed to be "filed" with the SEC or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this report by reference in any of those filings.

Members of The Compensation Committee

Stuart Young, Chairman Stanley Kowalski, Jr., PhD Mary Ellen Scott

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      From time to time, we make loans to our directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features.

      The Sarbanes-Oxley Act generally prohibits loans by Hampden Bancorp to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Hampden Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Hampden Bank is, therefore, prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. Notwithstanding this rule, federal regulations permit Hampden Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

Policies and Procedures Regarding Transactions with Related Persons

      Our Audit Committee Charter has adopted a written policy which provides procedures for the review, approval or ratification of certain transactions required to be reported under applicable rules of the SEC. Pursuant to the charter, unless otherwise reviewed by a committee of independent directors, the Audit Committee shall approve all related party transactions.

18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Holders of Voting Securities Of Hampden Bancorp, Inc.

      The following table sets forth information as of August 21, 2007 with respect to the beneficial ownership of our outstanding Common Stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Company to be the beneficial owner of more than five percent of the Common Stock. Percentage of ownership is based on 7,949,879 shares of Common Stock outstanding on August 21, 2007.

Name and Address of Beneficial Owner	Number of Shares; Nature of Beneficial Ownership(1)	Percent of Common Stock Owned

Hampden Bank Employee Stock Ownership Plan 19 Harrison Ave. Springfield, MA 01102 (First Bankers Trust Services, Trustee)	635,990	8.0%

Investors of America, Limited Partnership 135 North Meramec Avenue Clayton, MO 63105	610,000	7.7%

(1)

Based on information in the most recent Schedule 13D or 13G filed with the SEC pursuant to the Exchange Act, unless otherwise indicated. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from June 30, 2007. As used herein, "voting power" includes the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

19

Stock Owned by Management of Hampden Bancorp, Inc.

      The following table sets forth information regarding the beneficial ownership of our common stock as of August 21, 2007 by (1) each director, (2) each nominee for election as director, (3) each of the named executive officers and (4) all directors and executive officers as a group. Percentage of ownership is based on 7,949,879 shares of Common Stock outstanding on August 21, 2007.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Ownership
Thomas R. Burton President and Chief Executive Officer, Director	256,000(3)	*
Donald R. Dupre Director, Corporate Secretary	52,224(4)	*
Thomas V. Foley Director	102,400	*
Francis V. Grimaldi Director	102,400	*
Judith E. Kennedy Director	20,480	*
Richard J. Kos Director	150,999(5)	*
Stanley Kowalski, Jr. Director	153,600	*
William D. Marsh III Senior Vice President	102,400
Robert A. Massey Senior Vice President, Treasurer	92,160	*
Robert J. Michel Senior Vice President	184,320(6)	*
Mary Ellen Scott Director	102,400	*
James L. Shriver Director	61,440	*
Linda M. Silva Thompson Director	98,304(7)	*
Richard D. Suski Director	112,640(8)	*
Glenn S. Welch Executive Vice President	123,904(9)	*
Eddie Wright Director	10,240	*
Stuart F. Young, Jr. Chariman of the Board of Directors	307,200(10)	*
All Directors and executive officers as a group (18)	2,033,111	2.50%

* Less than 1% of common stock outstanding

(footnotes continued on following page)

20

(1)	The address of each beneficial owner listed above is c/o Hampden Bancorp, Inc., 19 Harrison Ave., Springfield, MA 01102.
(2)	Based on information provided by the respective beneficial owners and on filings with the SEC made pursuant to the Exchange Act.
(3)	Shares reported as beneficially owned by Mr. Burton include 5,000 shares owned by Mr. Burton's wife.
(4)	Shares reported as beneficially owned by Mr. Dupré include 100 shares owned by Mr. Dupré's wife.
(5)	Shares reported as beneficially owned by Mr. Kos include 7,373 shares owned by Mr. Kos' wife.
(6)	Shares reported as beneficially owned by Mr. Michel include 500 shares owned by Mr. Michel's wife.
(7)	Shares reported as beneficially owned by Ms. Silva Thompson include 400 shares owned by Ms. Silva Thompson's husband, and 300 shares held by Ms. Silva Thompson's minor children.
(8)	Shares reported as beneficially owned by Mr. Suski include 2,000 shares owned by Mr. Suski's wife.
(9)	Shares reported as beneficially owned by Mr. Welch include 100 shares held by Mr. Welch's minor children.
(10)	Shares reported as beneficially owned by Mr. Young include 10,000 shares owned by Mr. Young's wife.

21

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 2)

      The Board of Directors has appointed the firm of Wolf and Company, P.C. to continue as the Company's independent registered public accounting firm for the year ending June 30, 2008, subject to ratification of the appointment by Hampden Bancorp's shareholders. If the shareholders do not ratify the appointment of Wolf and Company, P.C., the Audit Committee will reconsider whether to retain Wolf and Company, P.C., but may retain Wolf and Company, P.C. as the Company's independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of Hampden Bancorp and its shareholders.

      Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the shares, represented either in person or by proxy, and entitled to vote at the Annual Meeting is required to ratify the appointment of Wolf and Company, P.C. as Hampden Bancorp's independent registered public accounting firm for the year ending June 30, 2008.

      Representatives of Wolf and Company, P.C. are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      The Board Of Directors Recommends A Vote To Ratify The Appointment Of Wolf and Company, P.C. As Independent Public Accountants For the Year Ending June 30, 2008, And Proxies Solicited By The Board Will Be Voted In Favor Of Such Ratification Unless A Shareholder Indicates Otherwise On The Proxy.

Auditor Fee Information

      The following table presents fees for professional audit services rendered by Wolf and Company, P.C. for the audit of the Company's annual financial statements for the years ended June 30, 2007 and June 30, 2006 and fees billed for other services rendered by Wolf and Company, P.C during those periods:

	Fiscal 2007	Fiscal 2006

Audit Fees (1)	$75,500	$36,500

Audit Related Fees (2)	2,200	4,160

Tax Fees (3)	15,700	14,750

All Other Fees (4)	136,500	-

Total	$229,900	$55,410

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Wolf and Company, P.C. in connection with statutory and regulatory filings or engagements.

(2)

Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." This category includes fees related to employee benefit plan audits.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance.
(4)	All Other Fees consist of fees billed for services that are related to the conversion of the holding company structure of Hampden Bank from mutual to stock form and the related stock offering.

22

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

      Consistent with SEC requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

      The Audit Committee's policy requiring pre-approval of all audit services and permissible non-audit services provided by the independent registered public accounting firm, along with the associated fees for those services, provides for the annual pre-approval of specific types of services pursuant to the policies and procedures adopted by the Audit Committee, and gives guidance to management as to the specific services that are eligible for such annual pre-approval. The policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the SEC's rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent registered public accounting firm and the Company, (ii) would place the independent registered public accounting firm in the position of auditing its own work, (iii) would result in the independent registered public accounting firm acting in the role of management or as an employee of the Company, or (iv) would place the independent registered public accounting firm in a position of acting as an advocate for us. Additionally, the Audit Committee considers whether the independent registered public accounting firm are best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent registered public accounting firm's familiarity with our business, personnel, systems or risk profile and whether provision of the service by the independent registered public accounting firm would enhance our ability to manage or control risk or improve audit quality or would otherwise be beneficial to us. For fiscal 2007, of the Audit-Related Fees, Tax Fees and All Other Fees paid to Wolf and Company, P.C., 100% were pre-approved by the Audit Committee.

Audit Committee Report

      The Audit Committee currently has four members: James L. Shriver (Chairman), Richard D. Suski, Richard J. Kos, and Judith E. Kennedy. As of the date of this Proxy Statement, each of the Committee members is an "independent director" under the Rule 4200 of the NASDAQ Stock Market. The Audit Committee's responsibilities are described in a written charter that was adopted by the Board of Directors of Hampden Bancorp, Inc. The Audit Committee charter is posted on our website at www.hampdenbank.com.

      The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended June 30, 2007 with Hampden Bancorp's management. The Audit Committee has discussed with Wolf and Company, P.C., the Company's independent registered public accounting firm, the matters required to be discussed by Statement and Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Wolf and Company, P.C. required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Wolf and Company, P.C. the independence of Wolf and Company, P.C. Based on the review and discussions described in this paragraph, the Audit Committee recommended the Hampden Bancorp's Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended June 30, 2007 be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007 for filing with the Securities and Exchange Commission.

      The above report of the Audit Committee does not constitute "soliciting material" and should not be deemed to be "filed" with the SEC or incorporated by reference into any other filing of Hampden Bancorp, Inc. under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference in any of those filings.

Members of The Audit Committee

James L. Shriver (Chairman) Richard D. Suski Richard J. Kos Judith E. Kennedy

23

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR INCLUSION IN PROXY STATEMENT

      Any proposal that a shareholder wishes to have included in our Proxy Statement and form of proxy relating to our 2008 annual meeting of shareholders under Rule 14a-8 of the SEC must be received by our Secretary at Hampden Bancorp, Inc., 19 Harrison Ave., Springfield, MA 01102 by May 30, 2008. Nothing in this paragraph shall be deemed to require us to include in our Proxy Statement and form of proxy for such meeting any shareholder proposal that does not meet the requirements of the SEC in effect at the time. Any other proposal for consideration by shareholders at our 2008 annual meeting of shareholders must be delivered to, or mailed to and received by, the Secretary of the Company not less than 90 days prior to the date of the meeting if we give at least 100 days' notice or prior public disclosure of the meeting date to shareholders.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our Annual Report to Shareholders for the year ended June 30, 2007 (which incorporates a copy of our Annual Report on Form 10-K) accompanies this Proxy Statement.

      A copy of our Annual Report on Form 10-K for the year ended June 30, 2007, including the exhibits filed thereto, may be obtained by shareholders without charge by written request addressed to Robert Massey, SVP and Treasurer, Hampden Bancorp, Inc., 19 Harrison Ave., Springfield, MA 01102 or may be accessed on the Internet at www.hampdenbank.com.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

      Section 16(a) of the Exchange Act requires Hampden Bancorp's directors, certain officers and persons who own more than 10% of its Common Stock, to file with the SEC initial reports of ownership of Hampden Bancorp's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Hampden Bancorp, we believe that during the fiscal year ended June 30, 2007 all Section 16(a) filing requirements applicable to our officers, directors, and more than 10% owners were complied with on a timely basis.

CODE OF CONDUCT AND ETHICS

      We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.hampdenbank.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The NASDAQ Stock Market.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

By order of the Board of Directors

Thomas R. Burton President and Chief Executive Officer

Springfield, MA 01102 October 1, 2007

24

Dear ESOP Participant:

      On behalf of the Board of Directors of Hampden Bancorp, Inc. (the "Company"), I am forwarding you the attached WHITE vote authorization form for you to convey your voting instructions to First Bankers Trust Services, Inc. (the "Trustee") on the proposals to be presented at the Annual Meeting of Shareholders of Hampden Bancorp, Inc. to be held on November 1, 2007. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Shareholders and a copy of the Company's Annual Report to Shareholders.

      As a participant in the Hampden Bank Employee Stock Ownership Plan (the "ESOP"), you are entitled to vote all shares of Company common stock allocated to your account as of September 17, 2007. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the Trustee by October 22, 2007. If you do not direct the Trustee how to vote the shares of Company common stock allocated to your account, the Trustee will vote your shares in a manner calculated most accurately to reflect the instructions it receives from other participants, subject to its fiduciary duties.

      To direct the voting of the shares of Company common stock allocated to your account under the ESOP, please complete and sign the attached WHITE vote authorization form and return it in the enclosed postage-paid envelope no later than October 22, 2007. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or Hampden Bank.

Sincerely,

Thomas R. Burton
President, Chief Executive Officer and Director

EMPLOYEE STOCK OWNERSHIP PLAN VOTE AUTHORIZATION FORM

I understand that First Bankers Trust Services, Inc., the Trustee, is the holder of record and custodian of all shares of Hampden Bancorp, Inc. (the "Company") common stock allocated to me under the Hampden Bank Employee Stock Ownership Plan. Further, I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Annual Meeting of Shareholders to be held on November 1, 2007.

Accordingly, please vote my shares as follows:

1.	The election as directors of all nominees listed (unless the "For All Except" box is marked and the instructions below are complied with).

Thomas R. Burton, Francis V. Grimaldi, Linda Silva Thompson, Eddie Wright and Arlene Putnam

	FOR	WITHHOLD	FOR ALL EXCEPT

	[ ]	[ ]	[ ]

INSTRUCTION: To withhold your vote for any individual nominee, mark "FOR ALL EXCEPT" and write that nominee's name in the space provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of Hampden Bancorp, Inc. for the fiscal year ending June 30, 2008.

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

The Trustee is hereby authorized to vote any shares allocated to me as indicated above.

Date	Signature
Please date, sign and return this form in the enclosed envelope no later than October 22, 2007.